Exhibit 99.1
Press Release Dated July 9, 2012

Denver – July 9, 2012 - Two Rivers Water Company (OTC QB: TURV, http://www.2riverswater.com) announced today that it has purchased all directors parcels which allows Two Rivers to assume permanent management and control of the Sunset Metropolitan District (Sunset), a wholesale municipal water district located in El Paso County, Colorado, just east of Colorado Springs.   Additionally, the Company recently signed a Memorandum of Understanding with a residential water district whose water supply is being threatened by depletion of groundwater aquifers.  Working through Sunset, the Company and the other district will jointly explore development of a water supply plan to serve the needs of both the Company’s farms and the district’s suburban water customers.

Caption: Standing in a Two Rivers' Corn Field, CEO, John McKowen, July 2, 2012

“For the last decade, I have been working with local, regional and state governments to develop a rotational farm fallowing model as an integral part of a viable, sustainable, water supply solution for Colorado that does not involve ’buying and drying’ productive irrigated farmland.  I joined Two Rivers to help implement that solution,” said Gary Barber, the Company’s Chief Operating Officer.

Two Rivers’ business model, which combines highly efficient irrigated farming, rotational farm fallowing and wholesale water distribution to nearby water districts, is unique in the arid Western United States.  The Company’s model protects the water required for sustainable, profitable agriculture while also assisting municipal water districts to diversify their supply sources.  For the past three years, Two Rivers has been acquiring and developing the infrastructure necessary to support the re-establishment or upgrade of 25,000 acres of high-yield irrigated farmland in Southeastern Colorado, along the Arkansas River and its tributaries.  The infrastructure includes an integrated system of storage reservoirs and distribution canals capable of capturing snow melt and recovering groundwater so as to retime and deliver by gravity water required for the Company’s farming operations in Huerfano and Pueblo counties.

“As part of our farming practice, Two Rivers installs state-of-the-art irrigation systems to get more ‘crop per drop,’ applies organic compost, and gives our fields a rest in regular rotation,” said John McKowen, the Company’s CEO.  “As we acquire and develop farm properties, we add to our water resource portfolio.  As we rotationally fallow a portion of our fields we can set aside a segment of our renewable water portfolio to help water-short metropolitan districts.   Rotational fallowing reduces some risk inherent in farming, creates additional water supplies and makes both communities stronger.  Assuming control of Sunset gives us a formal water structure and standing in the municipal water shortage discussions while protecting our farming interests.”

“The macro- economic drivers for food have shifted worldwide.  With over seven billion people on the planet and exploding middle class populations in emerging countries demanding a higher quality diet, the difference in value between water use on the farm and in the city is shrinking.  Two Rivers can produce high-value, whole foods, for human consumption on our high-yield irrigated farms.  Our synergistic use of water to serve rural and urban uses without drying up farmland is a strategy that attracts considerable capital required for development and provides necessary products to both markets,” McKowen enthusiastically explained.

ABOUT TWO RIVERS WATER COMPANY

Two Rivers Water Company acquires and develops high-yield irrigated farmland and the associated water rights in the western United States, and is presently focusing on the Arkansas River basin in southern Colorado.  At the present time, Two Rivers Water Company grows a diverse variety of crops, ranging from fodder crops like alfalfa and corn to vegetables for human consumption, on high-yield irrigated farmland in Huerfano and Pueblo Counties.  We are aggressively expanding operations to develop our business in southern Colorado with a view to the future implementation of this business model in other areas in the arid West.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.  Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the plans, expectations and intentions referenced in the press release are reasonable, there can be no assurance that they will prove to be accurate.